Exhibit 10.5

AMENDED AND RESTATED INDEMNITY AGREEMENT

This Amended and Restated Indemnity Agreement (the “Agreement”), between Blue Gold Limited, an exempted company incorporated with limited liability under the law of the Cayman Islands (the “Company”), and [________] a [[director][officer] of the Company or one of the Company’s subsidiaries][key employee or other service provider who satisfies the definition of Indemnifiable Person set forth below] (“Indemnitee”) is dated [_________], 2026 (the “Effective Date”).

WHEREAS, the Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of companies unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such companies, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such representatives;

WHEREAS, the members of the board of directors of the Company have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and its subsidiaries and Affiliates and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries and affiliates, it is necessary for the Company to contractually indemnify certain of its representatives and the representatives of its subsidiaries and affiliates, for claims against such representatives in connection with their service; and

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a representative of the Company and/or one or more of its subsidiaries or affiliates free from undue concern about unreasonable claims for damages arising out of or related to such services; and

WHEREAS, the Company and Indemnitee are parties to an indemnity agreement dated [_________] (the “Prior Agreement”) and wish to amend and restate the Prior Agreement in its entirety on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

(a) “Affiliate” of the Company means any corporation, company, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is or was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of the Company, and including, but not limited to, any employee benefit plan of the Company or a Subsidiary or Affiliate of the Company.

(b) “Agreement” has the meaning set forth in the introduction hereto.

(c) “Board” means the board of directors of the Company.

(d) “Change in Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Subsidiary or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or Subsidiary, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding shares, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation that would result in the shares of the Company outstanding immediately before continuing to represent (either by remaining outstanding or by being converted into shares or capital stock of the surviving entity) at least 80% of the total voting power represented by the shares of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of voluntary liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(e) “Company” means Blue Gold Limited, an exempted company incorporated with limited liability under the law of the Cayman Islands.

(f) “Effective Date” has the meaning set forth in the introduction to this Agreement.

(g) “Expenses” means all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, bonds and other out-of-pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness in a Proceeding (as defined below), or establishing or enforcing a right to indemnification under this Agreement or otherwise; provided, however, that Expenses shall not include any judgments, fines, excise taxes or penalties or amounts paid in settlement of a Proceeding.

(h) “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service for the Company or any Subsidiary or Affiliate as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(i) “Indemnifiable Person” means any person who is or was a director, officer, employee, attorney, trustee, manager, member, partner, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company or a Subsidiary or Affiliate of the Company.

(j) “Indemnitee” has the meaning set forth in the introduction to this Agreement.

(k) “Independent Director” has the meaning set forth in Section 6(b) hereof.

(l) “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(m) “M&A” means the Company’s amended and restated memorandum and articles of association as they may be amended from time to time.

(n) “Obligation” has the meaning set forth in Section 3(d) hereof.

(o) “Other Indemnitor” has the meaning set forth in Section 3(c) hereof.

(p) “Other Liabilities” means any and all liabilities of any type whatsoever incurred by Indemnitee in connection with the performance by the Indemnitee of the services pursuant to Section 2 hereof and the taking of actions and entering agreements or other arrangements in connection with and for the benefit of the business of the Company, including any and all liabilities incurred by reason of or in connection with the Indemnitee holding the position at the Company or any of its Subsidiaries or Affiliates to which he or she has been appointed or elected (including, but not limited to, judgments, fines, penalties, any and all benefit plan related excise taxes or penalties, and amounts paid in settlement and all interest, taxes, assessments and other charges paid or payable in connection with or in respect of any such judgments, fines, any and all benefit plan related excise taxes or penalties, or amounts paid in settlement).

(q) “Prior Agreement” has the meaning set forth in the recitals to this Agreement.

(r) “Proceeding” means any threatened, pending, or completed action, suit, inquiry or other proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(s) “Reviewing Party” has the meaning set forth in Section 8(c) hereof

(t) “Subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the M&A, applicable law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company or a Subsidiary or Affiliate of the Company by Indemnitee. The Company acknowledges that it has entered into this Agreement with Indemnitee to induce Indemnitee to serve as an Indemnifiable Person, and the Company further acknowledges that Indemnitee is relying upon this Agreement in serving as an Indemnifiable Person.

3. Mandatory Indemnification.

(a) Agreement to Indemnify. The Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with the performance by the Indemnitee of the services pursuant to Section 2 hereof and for any Expenses and Other Liabilities or in connection with any Proceeding (including in preparation for such Proceeding) to the fullest extent not prohibited by the provisions of the M&A and applicable law.

(b) Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, except as provided in Section 3(c), the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, penalties, any and all benefit plan related excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers, or other type, of insurance maintained by the Company or other indemnity arrangements with third parties.

(c) Company Obligations Primary. The Company acknowledges that an Indemnitee that is a member of the Board may have rights to indemnification for Expenses and Other Liabilities provided by another sponsoring organization (“Other Indemnitor”). The Company agrees with such an Indemnitee that the Company is the indemnitor of first resort of such Indemnitee with respect to matters for which indemnification is provided under this Agreement and that the Company will be obligated to make all payments due to or for the benefit of such Indemnitee under this Agreement without regard to any rights that such Indemnitee may have against the Other Indemnitor. The Company waives any equitable rights to contribution or indemnification from the Other Indemnitor in respect of any amounts paid to such Indemnitee. The Company further agrees that no reimbursement of Other Liabilities or payment of Expenses by the Other Indemnitor to or for the benefit of such Indemnitee shall affect the obligations of the Company, and that the Company shall be obligated to repay the Other Indemnitor for all amounts so paid or reimbursed to the extent that the Company has an obligation to indemnify such Indemnitee for such Expenses or Other Liabilities.

(d) Personal Guarantee Indemnification. Without limiting the generality of Section 3(a) and for the avoidance of doubt, the Company shall, to the fullest extent not prohibited by the provisions of the M&A and applicable law, indemnify and hold harmless any Indemnitee who has issued any guarantee for any loan, credit facility, lease, or other financial obligation for the direct or indirect benefit of Company or any corporation, company, partnership, limited liability company, joint venture, trust or other enterprise that was prior to the date hereof, is as of the date hereof, and becomes at any time after the date hereof a Subsidiary or Affiliate of the Company (each such obligation, an “Obligation”), from and against any and all Expenses, Other Liabilities, losses, claims, damages, liabilities, costs and charges (including, without limitation, all interest, penalties, legal fees, accounting fees and any other professional fees and expenses) arising from or in connection with (i) the enforcement, calling upon or exercise of any rights under any such guarantee by any creditor, lender or other obligee, (ii) any demand, claim or action made or brought against Indemnitee in respect of such guarantee, (iii) any payment made or required to be made by Indemnitee in satisfaction of any such guarantee, or (iv) the negotiation, defence or settlement of any claim relating to such guarantee. Such indemnification shall apply regardless of whether the Obligation was incurred before or after the Effective Date and regardless of whether the guarantee was documented in a formal written instrument, provided that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any of its Subsidiaries or Affiliates in providing such personal guarantee.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion for which indemnification is prohibited by the provisions of the M&A or applicable law. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that provided to the Chairman of the Board or a Chief Executive Officer of the Company and (ii) any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or a Chief Executive Officer of the Company. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties under any such insurance or other arrangement.

6. Mandatory Advancement of Expenses.

(a) Advancement. If requested by Indemnitee, the Company shall advance before the final disposition of the Proceeding all Expenses and reasonably incurred by Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event. Indemnitee undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the M&A or applicable law. The advances to be made shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within thirty (30) days following delivery of a written request by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee shall be unsecured and shall not be subject to the accrual or payment of any interest and shall not be conditioned upon Indemnitee’s ability to repay such advances.

(b) Exception. Notwithstanding the provisions of Section 6(a), the Company shall not be obligated to make any further advance of Expenses to Indemnitee if any one of the following determines in good faith that the facts known to them at the time such determination is made demonstrate clearly and convincingly that Indemnitee acted in bad faith: (i) those members of the Board consisting of directors who were not parties to the Proceeding for which a claim is made under this Agreement (“Independent Directors”), even though less than a quorum, (ii) by a committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum, (iii) Independent Counsel, by written legal opinion, or (iv) a panel of arbitrators (one of whom is selected by the Company, another of whom is selected by Indemnitee and the last of whom is selected by the first two arbitrators so selected). The Company shall have the option to submit the question of whether Indemnitee has acted in bad faith to one of the four alternative decision makers set forth in the preceding sentence and to select the decision maker, but following a favorable determination to Indemnitee rendered by the first decision maker selected, the Company may not submit the matter to another of the named decision makers. If the Company elects to submit the matter to Independent Counsel, such counsel shall be selected by Indemnitee and approved by the Independent Directors or a committee of Independent Directors (which approval may not be unreasonably withheld). Any decision maker so selected shall render a decision within thirty (30) days of such decision maker’s selection (which shall include in the case of Independent Counsel or a panel of arbitrators, when the person or persons acting as such counsel or such panel has or have been selected as provided above). If a decision is made by the decision maker that Indemnitee acted in bad faith, Indemnitee shall have the right to apply to the courts of the Cayman Islands for the purpose of determining whether Indemnitee has acted in bad faith.

7. Notice and Other Indemnification Procedures.

(a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement. However, a failure so to notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is actually and materially prejudiced in its defense of such Proceeding as a result of such failure.

(b) Insurance and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding under Section 7(a), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c) Assumption of Defense. If the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have notified the Board in writing that Indemnitee has reasonably concluded that there is likely to be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement under the terms of this Agreement. Nothing shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. Neither the Company nor any Subsidiary or Affiliate of the Company shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

8. Determination of Right to Indemnification.

(a) Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 3(a) or in the defense of any claim, issue or matter, the Company shall indemnify Indemnitee against Expenses actually and reasonably incurred.

(b) Indemnification in Other Situations. If Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee if he or she has not failed to meet the applicable standard of conduct for indemnification.

(c) Forum. Indemnitee shall be entitled to select the forum in which determination of whether or not Indemnitee has met the applicable standard of conduct shall be decided, and such election will be made from among the following:

(1) Those members of the Board who are Independent Directors even though less than a quorum;

(2) A committee of Independent Directors designated by a majority vote of Independent Directors, even though less than a quorum; or

(3) Independent Counsel selected by Indemnitee and approved by the Board, which approval may not be unreasonably withheld, which counsel shall make such determination in a written opinion.

If Indemnitee is an officer or a director of the Company at the time that Indemnitee is selecting the forum, then Indemnitee shall not select Independent Counsel as such forum unless there are no Independent Directors or unless the Independent Directors agree to the selection of independent counsel as the forum. The selected forum shall be referred to as the “Reviewing Party.” Notwithstanding the foregoing, following any Change in Control, the Reviewing Party shall be Independent Counsel selected in the manner provided in Section 8(c)(3) above.

(d) As soon as practicable, and in no event later than thirty (30) days after receipt by the Company of written notice of Indemnitee’s choice of forum under Section 8(c) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. Indemnitee shall cooperate with the Reviewing Party, including providing to the Reviewing Party, upon reasonable advance request, any documentation or information which is not subject to attorney-client privilege or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to the Reviewing Party’s determination. The Reviewing Party shall act reasonably and in good faith in making a determination under this Section 8. All Expenses associated with the process set forth in this Section 8(d), including but not limited to the Expenses of the Reviewing Party, shall be paid by the Company.

(e) Expenses. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 or under Section 6(b) involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims of Indemnitee in any such Proceeding was frivolous or made in bad faith.

(f) Determination of “Good Faith”. For purposes of any determination of whether Indemnitee acted in “good faith” or acted in “bad faith,” Indemnitee shall be deemed to have acted in good faith or not acted in bad faith if in taking or failing to take the action in question Indemnitee relied on the records or books of account of the Company or a Subsidiary or Affiliate of the Company, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or a Subsidiary or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or a Subsidiary or Affiliate of the Company, or on information or records given or reports made to the Company or a Subsidiary or Affiliate of the Company by an independent certified public accountant or by an appraiser or other expert selected by the Company or a Subsidiary or Affiliate of the Company, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In connection with any determination as to whether Indemnitee is entitled to be indemnified, or to advancement of expenses, the Reviewing Party, decision maker under Section 6(b) or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification. Notwithstanding anything in this Agreement to the contrary, no determination as to Indemnitee’s entitlement to indemnification shall be required to be made before the final disposition of a Proceeding.

9. Exceptions. Any other provision to the contrary notwithstanding,

(a) Claims Initiated by Indemnitee. The Company shall not be obligated under the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (1) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law or otherwise, (2) where the Board has consented to the initiation of such Proceeding, or (3) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b) Section 16(b) Actions. The Company shall not be obligated under the terms of this Agreement to indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company under the provisions of Section 16(b) of the Securities Exchange Act of l934, as amended, or similar provisions of any applicable law in the event that the provisions of such Section 16(b) are made applicable after the date hereof to officers or directors of foreign private issuers as defined in Rue 405 under the U.S. Securities Act of 1933, as amended; or

(c) Unlawful Indemnification. The Company shall not be obligated under the terms of this Agreement to indemnify Indemnitee for Other Liabilities if such indemnification is prohibited by law.

10. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the M&A, the vote of the Company’s shareholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and Indemnitee’s rights shall continue after Indemnitee has ceased serving the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of the successors and assigns, heirs, executors, personal and legal representatives, and administrators of Indemnitee.

11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (regardless of whether similar) and except as expressly provided, no such waiver shall constitute a continuing waiver.

13. Successors and Assigns. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns, heirs, executors, personal and legal representatives, and administrators of the parties.

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the internationally recognized delivery service, (iii) personal service by a process server, or (iv) delivery to the recipient’s address by overnight delivery or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 14. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s General Counsel.

15. No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party or one of the decision makers described in Section 6(b) to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company including a determination under Section 6(b), or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, before the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under Section 6(b) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

16. Survival of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and shall inure to the benefit of Indemnitee’s successors and assigns, heirs, executors, personal and legal representatives, and administrators.

17. Subrogation and Contribution.

(a) Except as otherwise expressly provided in this Agreement, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

(b) Whether or not the indemnification provided for in this Agreement is available to Indemnitee, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without prejudice to any right of contribution it may have against Indemnitee.

(c) Without diminishing or impairing the obligations of the Company in Section 17(b), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses and Other Liabilities paid in settlement and actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Other Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(d) The Company agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(e) To the fullest extent permissible under applicable law and without diminishing or impairing the obligations of the Company set forth in Section 17(b), Section 17(c), and Section 17(d), if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for Other Liabilities and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

18. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations through an irrevocable bank line of credit, funded trust or other collateral.

19. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

21. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation.

22. Governing Law. This Agreement shall be governed by and construed accordance with law of the Cayman Islands, as applied to contracts between residents thereof entered into and to be performed entirely therein.

23. Consent to Jurisdiction. The Company and Indemnitee each irrevocably consent to the jurisdiction of the courts of the Cayman Islands for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

[Signature Page Follows]

The parties have entered into this Amended and Restated Indemnity Agreement as of the date first above written.

BLUE GOLD LIMITED

By:
Name:
Title:

INDEMNITEE

By:
Name:

Signature page

Amended and Restated Indemnification Agreement

dated _____, 2026